PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

J. Thomas Johnson
Chairman of the Board,
President and Chief Executive Officer
DutchFork Bancshares, Inc.
(803) 321-3200



                           DUTCHFORK BANCSHARES, INC.
                           --------------------------
                        ANNOUNCES DATE OF ANNUAL MEETING
                        --------------------------------

     Newberry, South Carolina -- December 4, 2003- DutchFork Bancshares, Inc. (Nasdaq Small Cap: DFBS) announced today that the corporation's annual meeting of stockholders will be held on Thursday, February 5, 2004.

     DutchFork Bancshares, Inc. is the holding company for Newberry Federal Savings Bank, which operates three banking locations in Newberry County in South Carolina.